Exhibit 10.14

Execution Version

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (“Agreement”) is made and entered into as of November 14, 2021 (the “Effective Date”) by and between Direct Digital Holdings, LLC, a Delaware limited liability company (the “Company”), and USDM Holdings, Inc., a Texas corporation (“Seller”). The Company and Seller are referred to herein each as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 30, 2020 (as amended, the “LLC Agreement”).

WITNESSETH:

WHEREAS, as of the Effective Date, Seller owns 3,500 Class A Units (the “Class A Redemption Units”), 7,046 Class B Preferred Units (the “Class B Redemption Units”), and 5,637 Common Units (the “Common Redemption Units” and collectively with the Class A Redemption Units and the Class B Redemption Units, the “Redemption Units”); and

WHEREAS, the Company is (a) restructuring its senior indebtedness (the “Refinancing”), and (b) in the process of undergoing a proposed initial public offering (the “IPO”) using a holding company, Direct Digital Holdings, Inc., a Delaware corporation; and

WHEREAS, the Parties desire that (a) at the Initial Closing (as defined below), the Company shall redeem all of the Class A Redemption Units in consideration of the Class A Redemption Price (as defined below), and (b) at the Second Closing (as defined below), the Company shall redeem all of the Class B Redemption Units in consideration of the Class B Redemption Price (as defined below) and shall redeem all of the Common Redemption Units in consideration of the Common Units Redemption Price (as defined below); and

WHEREAS, after giving effect to all such redemptions as described in the immediately preceding recital, including the payment of all of the consideration therefor as described in this Agreement, Seller shall immediately cease to hold any Redemption Units or other interests in the Company;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Redemption by the Company.

(a)           Class A Redemption. Effective as of the Initial Closing, Seller shall sell to the Company, and the Company shall redeem from Seller, all of the Class A Redemption Units, in each case free and clear of all liens and encumbrances of any kind. In exchange for the Class A Redemption Units, the Company shall pay Seller a total purchase price equal to Three Million Five Hundred Thousand Dollars ($3,500,000.00), plus the Preferred Return Distribution Deficits in respect of the Class A Preferred Units calculated in accordance with Section 4(a)(iii), in immediately available funds (the “Class A Redemption Price”). Seller agrees that as of the Initial Closing, Seller shall not have any further rights with respect to the Class A Redemption Units. For the avoidance of doubt, Seller shall have all rights entitled to it under the LLC Agreement as an owner of Class B Preferred Units, including but not limited to the right to elect and appoint a Manager of the Company (and Leah Woolford shall continue to serve as such Manager), until the redemption of the Class B Preferred Units pursuant to this Agreement, or if this Agreement is terminated, the LLC Agreement.

(b)           Class B Redemption and Common Units Redemption. Effective as of the Second Closing, Seller shall sell to the Company, and the Company shall redeem from Seller, all of the Class B Redemption Units and the Common Redemption Units, in each case free and clear of all liens and encumbrances of any kind. In exchange for the Class B Redemption Units, the Company shall pay Seller a total purchase price equal to Seven Million Forty-Six Thousand Two Hundred Fifty-One Dollars ($7,046,251.00), plus the Preferred Return Distribution Deficits in respect of the Class B Preferred Units calculated in accordance with Section 4(b)(iii), in immediately available funds (the “Class B Redemption Price”). In exchange for the Common Redemption Units, the Company shall pay Seller a total purchase price equal to Seven Million Dollars ($7,000,000.00) (the “Common Units Redemption Price” and collectively with the Class A Redemption Price, and the Class B Redemption Price, the “Redemption Price”). Notwithstanding the foregoing, if payment of the Class B Redemption Price and the Common Units Redemption Price occurs after December 31, 2021, the Parties will in good faith recalculate the Common Units Redemption Price using solely the calculation in Section 8.10(b) of the LLC Agreement, with the “Enterprise Value” factoring in 2020 audited EBITDA, 2021 audited EBITDA and projected 2022 EBITDA as the Company’s trailing two (2) years of audited EBITDA together with a year of the Company’s projected EBITDA as provided in the definition of “Enterprise Value”; provided that if 2021 audited financials are not available as of such Second Closing, the Second Closing will proceed based on estimated information and the Parties will agree to a true-up mechanism for 2021 EBITDA resulting from the completion of the 2021 audit. As of the Second Closing, Seller shall not have any further rights with respect to the Class B Redemption Units or the Common Redemption Units.

(c)           Prior to the Second Closing, the LLC Agreement and all rights and responsibilities of the parties thereunder shall remain in full force and effect. After the Second Closing, all covenants and obligations to which the Parties are subject under the LLC Agreement that are contemplated to survive the termination of Seller’s ownership of Units shall survive for the periods set forth in the LLC Agreement (collectively, the “Surviving Covenants and Obligations”).

Section 2. Agreement on Redemption Price. The Parties hereby acknowledge and agree that at the (a) Initial Closing, Seller shall receive the Class A Redemption Price at the direction of the Company as full payment for the Class A Redemption Units, and (b) Second Closing, Seller shall receive the Class B Redemption Price and the Common Units Redemption Price at the direction of the Company as full payment for the Class B Redemption Units and the Common Redemption Units, respectively. Seller hereby acknowledges and agrees that it has had an opportunity to ask questions of and receive answers from the Company or a person or persons acting on the Company’s behalf, and all of Seller’s questions have been answered to its full satisfaction. Without limiting the right to recalculate in good faith the Common Units Redemption Price after December 31, 2021 as set forth in Section 1(b), Seller acknowledges and agrees that it waives any and all rights to contest the determination of the Redemption Price under the LLC Agreement or otherwise.

Section 3. Closings.

(a)           Initial Closing. The closing of the sale and redemption of the Class A Redemption Units under this Agreement (the “Initial Closing”) shall take place by the electronic or physical exchange of documents and other deliverables and the Class A Redemption Price, on the date of consummation of the Refinancing. The date upon which the Initial Closing occurs is referred to herein as the “Initial Closing Date.” The Initial Closing need not be in person. The Company shall cause its new lender involved in the Refinancing to directly deliver to Seller an amount equal to the Class A Redemption Purchase Price by wire transfer in immediately available funds from the Refinancing, to an account or accounts designated by Seller to the Company.

(b)           Second Closing. The closing of the sale and redemption of the Class B Redemption Units and the Common Redemption Units under this Agreement (the “Second Closing”) shall take place by the electronic or physical exchange of documents and other deliverables and the Class B Redemption Price and the Common Units Redemption Price, within (2) business days after the date of consummation of the IPO. The date upon which the Second Closing occurs is referred to herein as the “Second Closing Date.” The Second Closing need not be in person. The Company shall cause the Class B Redemption Price and the Common Units Redemption Price to be directly delivered to Seller via wire transfer in immediately available funds from the IPO, to an account or accounts designated by Seller to the Company. For the avoidance of doubt, the Class B Redemption Price and the Common Units Redemption Price must be received by Seller on or before December 31, 2021 to avoid the Parties’ good faith recalculation of the Common Units Redemption Price pursuant to Section 1(b) of this Agreement.

Section 4. Conditions to the Closings; Closing Deliveries.

(a)            Initial Closing.

(i)            The Company’s obligation to close at the Initial Closing is contingent upon the following: (A) the representations and warranties of the Seller contained in Section 5 shall be true and correct in all respects as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date; (B) the Seller shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Initial Closing Date; and (C) the Company shall have received a certificate, dated the Initial Closing Date and signed by the manager or a duly authorized officer of the Seller, that each of the conditions set forth in Section 4(a)(i)(A) and Section 4(a)(i)(B) has been satisfied.

(ii)           Seller’s obligation to close at the Initial Closing is contingent upon the following: (A) the representations and warranties of the Company contained in Section 6 shall be true and correct in all respects as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date; (B) the Company shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Initial Closing Date; and (iii) Seller shall have received a certificate, dated the Initial Closing Date and signed by the manager or a duly authorized officer of the Company, that each of the conditions set forth in Section 4(a)(ii)(A) and Section 4(a)(ii)(B) has been satisfied.

(iii)          One (1) business day prior to the Initial Closing, the Company shall deliver to Seller the calculation of the Class A Redemption Purchase Price which will include the amount of Preferred Return Distribution Deficits in respect of the Class A Preferred Units. At the Initial Closing, the Company shall cause its new lender involved in the Refinancing to directly deliver to Seller an amount equal to the Class A Redemption Purchase Price by wire transfer in immediately available funds from the Refinancing, to an account or accounts designated by Seller to the Company. For purposes of this Agreement and the Preferred Return Distribution Deficits in respect of the Class A Preferred Units, the “Preferred Return Distribution Deficits” means the excess of Seller’s Preferred Return (determined immediately prior to the Initial Closing) over the aggregate amount of the distributions made to Seller by the Company pursuant to Section 3.1(a) of the LLC Agreement from inception of the Company to the Initial Closing.

(iv)          Seller agrees to execute and deliver such assignment or other instrument of transfer as the Company may reasonably require to effect the transactions contemplated by this Agreement.

(b)           Second Closing.

(i)            The Company’s obligation to close at the Second Closing is contingent upon the following: (A) the representations and warranties of the Seller contained in Section 5 shall be true and correct in all respects as of the Second Closing Date with the same effect as though made at and as of the Second Closing Date, modified, mutatis mutandis, to reflect the redemption of the Class A Redemption Units pursuant to the Initial Closing; (B) the Seller shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Second Closing Date; and (C) the Company shall have received a certificate, dated the Second Closing Date and signed by the manager or a duly authorized officer of the Seller, that each of the conditions set forth in Section 4(b)(i)(A) and Section 4(b)(i)(B) has been satisfied.

(ii)           Seller’s obligation to close at the Second Closing is contingent upon the following: (A) the representations and warranties of the Company contained in Section 6 shall be true and correct in all respects as of the Second Closing Date with the same effect as though made at and as of the Second Closing Date, modified, mutatis mutandis, to reflect the redemption of the Class A Redemption Units pursuant to the Initial Closing; (B) the Company shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Second Closing Date; and (iii) Seller shall have received a certificate, dated the Second Closing Date and signed by the manager or a duly authorized officer of the Company, that each of the conditions set forth in Section 4(b)(ii)(A) and Section 4(b)(ii)(B) has been satisfied.

(iii)          One (1) business day prior to the Second Closing, the Company shall deliver to Seller the calculation of the Class B Redemption Purchase Price which will include the amount of Preferred Return Distribution Deficits in respect of the Class B Preferred Units. At the Second Closing, the Company shall cause the Class B Redemption Price and the Common Units Redemption Price to be directly delivered to Seller via wire transfer in immediately available funds from the IPO, to an account or accounts designated by Seller to the Company. For purposes of this Agreement and the Preferred Return Distribution Deficits in respect of the Class B Preferred Units, the “Preferred Return Distribution Deficits” means the excess of Seller’s Preferred Return (determined immediately prior to the Second Closing) over the aggregate amount of the distributions made to Seller by the Company pursuant to Section 3.1(b) of the LLC Agreement from inception of the Company to the Second Closing.

(iv)          Seller agrees to execute and deliver such assignment or other instrument of transfer as the Company may reasonably require to effect the transactions contemplated by this Agreement.

Section 5. Seller Representations and Warranties. Seller hereby represents and warrants to the Company, as of the date of this Agreement and as of each Closing Date, as follows:

(a)           Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas.

(b)           Organizational Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller’s organizational powers as a corporation and have been duly authorized by all necessary actions on the part of the shareholders and directors of Seller, as applicable. This Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Noncontravention. The execution, delivery and performance by Seller of this Agreement do not and will not (i) violate the certificate of incorporation, bylaws or other equivalent governing documents of Seller, (ii) violate any law, judgment, injunction, order or decree, or (iii) require any consent or other action by any person or entity under, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Seller under any provisions of any agreement, contract, instrument, permit, authorization, order, writ, judgment, injunction, decree or arbitration award, whether written or oral, to which Seller is a party.

(d)           Ownership of Units. As of the date hereof, Seller is the record and beneficial owner of all of the Redemption Units, free and clear of any liens and encumbrances of any kind, other than restrictions on transfer under applicable securities laws and under the LLC Agreement, and Seller does not own any other equity or debt interests in the Company.

(e)           Actions and Proceedings. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental authority or arbitration tribunal against Seller which have or would reasonably be expected to have an adverse effect on the ability of Seller to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to the knowledge of Seller, threatened against Seller, which have or would reasonably be expected to have an adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

(f)            Reliance. In making its decision to sell the Redemption Units hereunder, Seller has not relied in any way upon any representation, warranty, statement, act, or omission of the Company or any of its affiliates, agents, representatives, or other personnel, other than those expressly set forth in this Agreement.

(g)           No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 5, SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6. Company Representations and Warranties. The Company hereby represents and warrants to Seller, as of the date of this Agreement and as of each Closing Date, as follows:

(a)           Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas.

(b)           Organizational Authorization. The Company has the full right and limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary actions on the part of the members and managers of the Company, as applicable. This Agreement constitutes, or will when executed and delivered constitute, a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Noncontravention. The execution, delivery and performance by the Company of this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of formation, limited liability company agreement or other equivalent governing documents of the Company, (ii) violate any law, judgment, injunction, order or decree, or (iii) require any consent or other action by any person or entity under, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provisions of any agreement, contract, instrument, permit, authorization, order, writ, judgment, injunction, decree or arbitration award, whether written or oral, to which the Company is a party.

(d)           Actions and Proceedings. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental authority or arbitration tribunal against the Company which have or would reasonably be expected to have an adverse effect on the ability of the Company to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, which have or would reasonably be expected to have an adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(e)           Reliance. In making its decision to purchase the Redemption Units hereunder, the Company has not relied in any way upon any representation, warranty, statement, act, or omission of the Seller or any of its affiliates, agents, representatives, or other personnel, other than those expressly set forth in this Agreement.

(f)            No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 6, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7. Release by Seller. Subject to Seller’s rights under this Agreement, effective as of the Second Closing Date, Seller, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations (other than contractual, statutory, or other obligations to indemnify Seller, Leah Woolford, Jeff Woolford, or their respective affiliates, which are not hereby released, waived or discharged), suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that Seller, including without limitation derivatively, to the fullest extent legally possible, has, had or may have against the Company or any of its subsidiaries, if applicable, and its respective present or former managers, officers, employees, predecessors, successors and members acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Second Closing Date, other than any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities arising from or relating to the Surviving Covenants and Obligations (collectively, “Seller Claims”), and other than, as applicable, any rights under this Agreement to which Seller is entitled. In making this waiver, Seller acknowledges that it may hereafter discover facts in addition to or different from those which Seller now believes to be true with respect to the subject matter released herein, but agree that it has taken that possibility into account in reaching this Agreement and as to which Seller expressly assumes the risk. THE PROVISIONS IN THIS SECTION 7 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LAWS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW (INCLUDING, BUT NOT LIMITED TO CERCLA), OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LAW).

Section 8. Release by the Company. Subject to the Company’s rights under this Agreement, effective as of the Second Closing Date, the Company, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that the Company, including without limitation derivatively, to the fullest extent legally possible, has, had or may have against Seller, and Seller’s respective present or former shareholders, directors, managers, officers, employees, predecessors, successors and members acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Second Closing Date, other than any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities arising from or relating to the Surviving Covenants and Obligations (collectively, “Company Claims”), and other than, as applicable, any rights under this Agreement to which the Company is entitled. In making this waiver, the Company acknowledges that it may hereafter discover facts in addition to or different from those which the Company now believes to be true with respect to the subject matter released herein, but agree that it has taken that possibility into account in reaching this Agreement and as to which the Company expressly assumes the risk. THE PROVISIONS IN THIS SECTION 8 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LAWS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW (INCLUDING, BUT NOT LIMITED TO CERCLA), OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LAW).

Section 9. Confidentiality. Seller acknowledges that it has or may have access to Confidential Information (as defined below) and that such Confidential Information does and will constitute valuable, special and unique property of the Company. Seller agrees that, from and after the date hereof, Seller will not, directly or indirectly, disclose, reveal, divulge or communicate to any person or entity, or use or otherwise exploit for Seller’s own benefit, or to the Company’s detriment, any Confidential Information. Seller shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Seller shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. For purposes of this Section 9, “Confidential Information” shall mean any confidential information with respect to the business of the Company and its subsidiaries, including, without limitation, methods of operation, customers, and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, or (ii) becomes generally available to the public other than as a result of a disclosure by Seller not otherwise permissible thereunder. Seller acknowledges that the Company or its parent company may disclose the terms of this Agreement in order to comply with applicable legal or regulatory requirements, including those imposed by federal securities laws and regulations.

Section 10. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing Date (with respect to the redemption of the Class A Redemption Units) or Second Closing Date (with respect to the redemption of the Class B Redemption Units and Common Redemption Units), as applicable:

(a)           by mutual written consent of the Company and Seller;

(b)           by the Company, if at any time there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Seller in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to the Company;

(c)           by Seller, if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the Company in any of the representations, warranties or covenants under this Agreement which breach is not curable, or if curable, is not cured within ten (10) days after written notice of such breach is given to Seller; or

(d)           by Seller, if the Second Closing does not occur prior to June 30, 2022;

provided, however, that the right of the Company under Section 10(b) and the right of Seller under Section 10(c) shall not be available to such Party if such Party’s breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of such transaction to occur on or before such date. The Party desiring to terminate this Agreement pursuant to this Section 10 shall give written notice of such termination to the other Party in accordance with the relevant provisions of this Agreement.

Section 11. Miscellaneous.

(a)           Entire Agreement; Amendment. Except as provided below, this Agreement constitutes the entire agreement between the Parties, and contains all of the agreements and understandings between the Parties, with respect to the subject matter hereof. Notwithstanding anything to the contrary herein, until the Second Closing this Agreement does not (in any respect) amend, change, modify, or supersede the LLC Agreement, which remains in full force and effect according to it terms. No change, modification or amendment to this Agreement shall be valid unless the same be in writing and signed by each of the Parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party to be charged. This Agreement and the rights and obligations hereunder shall be binding upon and inure solely to the benefit of the Parties, their respective successors and permitted assigns, but this Agreement shall not be assignable by either Party hereto without the express written consent of the other Party, and any attempted assignment without consent shall be void, except that the Company may (i) assign any or all of its rights and obligations under this Agreement to any affiliate of the Company or any buyer of all or substantially all of the assets of the Company, and (ii) assign any or all of its rights under this Agreement to any lender to the Company for indebtedness to any such lender.

(b)           Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflicts of law principles. Each Party irrevocably agrees that any proceeding against it arising out of or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the state courts of Texas, and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam with respect to any such proceeding and waives to the fullest extent permitted by law any objection that it may now or hereafter have that any such proceeding has been brought in an inconvenient forum.

(c)           Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or thereby or disputes relating hereto or thereto. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11(c).

(d)           Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the Parties would not have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law.

(e)           Prevailing Party. If any litigation or other court action, arbitration, or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing party in such litigation, action, arbitration, or proceeding will be reimbursed by the losing party; provided, that if, a Party to such litigation, action, arbitration, or proceeding prevails in part, and loses in part, then the court, arbitrator, or other adjudicator presiding over such litigation, action, arbitration, or proceeding will award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

(f)            Expenses. All costs and expenses incurred by the Parties in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(g)            Notices. Any notice, request, instruction or other communication to be given hereunder by either Party to the other Party shall be in writing and delivered personally, or sent by postpaid registered or certified mail, or sent by electronic mail, pursuant to the information below:

if to Seller, addressed to:

5729 Krause Lane, Unit #13

Austin, Texas 78738

Attention: Leah Woolford and Jeff Woolford

Email:    leah@usdmholdings.com

jeff@usdmholdings.com

with a copy (not constituting notice) to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Attention: Jessica D. Manivasager

Email: jmanivasager@fredlaw.com

and, if to the Company, addressed to:

c/o Direct Digital Management, LLC
10219 Piping Rock Lane

Houston, TX 77042

Attention: Keith Smith and Mark Walker

Email:     ksmith@directdigitalholdings.com

mwalker@directdigitalholdings.com

with a copy (not constituting notice) to:

McGuireWoods LLP

2000 McKinney Avenue, Suite 1400

Dallas, Texas 75201

Attention: Phyllis Y. Young

Email: pyoung@mcguirewoods.com

or to such other address for either Party as such Party shall hereafter designate by like notice. Each notice, request, instruction, consent and other communication under this Agreement shall be deemed to have been given, (i) on the date of delivery, if personally delivered, (ii) on the earlier of the date of the receipt or three (3) days after deposit in the US mail, if delivered by postpaid registered or certified mail, and (iii) on the earlier of the date of the electronic email transmission or the date of acknowledged receipt, if sent by email.

(h)           Severability. All agreements and covenants contained herein are severable, and in the event that any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as though such invalid agreements were not contained herein.

(i)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

(j)            Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date and year first above written.

COMPANY:

DIRECT DIGITAL HOLDINGS, LLC

By:	/s/ Mark Walker
Name: Mark Walker
Title: CEO

SELLER:

USDM HOLDINGS, INC.

By:	/s/ Leah Woolford
Name: Leah Woolford
Title: Chairwoman

[Signature page to Redemption Agreement]